EXHIBIT 6.6CE

                             GROUND LEASE AGREEMENT


         THIS GROUND LEASE AGREEMENT (the "Lease"), is made as of the 11th day of April, 1997 (the "Lease date"), by and between ROBERT M. FARRELL DEVELOPMENT, LTD., a Texas limited partnership, whose address is 8235 Douglas Avenue, Suite 950, Dallas, Texas 75225 ("Lessor"), and FRESH N' LITE, INC., a Texas
corporation,   whose  address  is  2804  Judson  Road,  Longview,   Texas  75605
("Lessee").

         In consideration of the covenants contained in this Lease, the parties agree as follows:

                                       I.
                                 PROPERTY LEASED

1.1 DEMISE. Lessor leases to Lessee and Lessee leases from Lessor the following property (the "Land") located in Shopping Center (hereinafter defined) together with certain non-exclusive easements of ingress and egress and parking described herein (collectively herein called the "premises" or the "leased premises").

         Legal Description of Land:  See Exhibit "A" attached hereto and made a part hereof.

         Commonly described as:       Fresh'n Lite Cafe and Grill
                                      The Colony, Texas

         Legal Description of Shopping Center:

         Lessor's property located in the City of The Colony, Denton County, Texas, which property is described or shown on Exhibit "A-1" attached to this Lease. With regard to Exhibit "A-1", the parties agree that the exhibit is attached solely for the purpose of locating the Shopping Center and the premises within the Shopping Center and that no representation, warranty, or covenant is to be implied by any other information shown on the exhibit (i.e., any information as to buildings, tenants or prospective tenants), etc. is subject to change at any time. Notwithstanding the foregoing, Lessor will not construct, or allow any other party to construct, other buildings or improvements in the "No Build Area" shown on Exhibit "A-1" of this Lease without Lessee's approval, which approval shall not be unreasonably withheld. The lease of the leased premises is subject to the easements, conditions and restrictions of record affecting the Shopping Center and the ingress/egress and parking easements set out in Exhibit "B" of this Lease, including without limitation that certain Declaration of Restrictions and Grant of Easements (the "Declaration").
         With respect to the Declaration:

                           (a) The  Declaration  shall not be  amended  so as to
                  materially adversely affect the rights and privileges of Lessee hereunder, nor shall Lessor give its consent to any matter for which Lessor's consent is required under the Declaration which matter would have such a material adverse effect on the rights and privileges of Lessee hereunder, without in each case Lessee's prior written consent.



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                           (b) Lessor does hereby grant,  assign and convey unto
                  Lessee all of the cross easements and other rights to use the common areas contained in and/or conveyed to Lessor pursuant to the Declaration, with the same force and effect as if said rights had been granted directly to Lessee.

                           (c) Lessor  does  hereby  agree to enforce  the cross
                  easement rights and other rights contained in the Declaration on Lessee's behalf to the extent necessary for the Lessor to comply with all of its obligations to Lessee under this Lease.

1.2 LEASE TERM COMMENCEMENT / RENTAL COMMENCEMENT. Commencement of the term of this Lease shall be the Effective Date ("Lease Term Commencement"). Rental shall be due and payable (the "Rental Commencement Date") on the earlier of (i) date the restaurant opens for business or (ii) ninety (90) days after issuing of all permits but in no event shall commencement be later than October 15, 1997. The Rental Commencement Date shall be designated by the parties in a form capable of being recorded among the public records of Denton County, Texas. The building and other improvements are to be built in accordance with plans and specifications prepared by Lessee in accordance with the requirements of the Declaration and approved in writing by Lessor before construction commences. For purposes hereof, construction shall be deemed to begin when Lessee obtains a building permit for the building or any other improvements to be constructed by Lessee on the Land pursuant to the terms hereof.

1.3 COVENANT OF QUIET ENJOYMENT. Lessor promises, subject to Lessee's performance of all the terms and conditions of the Lease, that Lessee shall be entitled to the quiet and peaceful enjoyment and undisturbed possession of the premises for the term of the Lease.

1.4 PURCHASE OPTION. For and in consideration of the non-refundable sum of $10.00 (the "Option Consideration"), receipt of which is hereby acknowledged, and of Lessee's full compliance with all of the terms and conditions of this Lease, Lessor hereby grants to Lessee the right to purchase the premises at any time during, but not after, the first three (3) years of the initial term of this Lease for a purchase price equal to the sum of $550,000.00 (which purchase price is intended to be net to Lessor, with Lessee to be responsible for all costs of closing, including without limitation, title policy premium, brokerage commissions, and prepayment premiums, if any, on Lessor's financing applicable to the premises. The purchase hereunder shall be subject to any easements, restrictions, liens for real estate taxes not due and payable and other encumbrances to which the premises are subject as of the date of this Lease and any additional easements, restrictions and encumbrances thereafter placed on the premises in connection with the development and/or operation thereof or of the Shopping Center. such right must be exercised, if at all, by Lessee giving ninety (90) days advance written notice (the "Exercise Notice") to Lessor in accordance with the notice provisions of this Lease. The Exercise Notice must be given on or before the expiration of the first three (3) years of the Lease term.

The purchase price shall be paid in cash at closing, with closing to occur at the office of Lessor on the date which is thirty (30) days after Lessor's receipt of the Exercise Notice. Lessee agrees however to cooperate with Lessor, upon request of Lessor at any time at or prior to closing, so that the transaction might be closed as a tax deferred exchange pursuant to Section 1031 of the Internal Revenue Code of 1986, as amended, (or comparable section of any subsequently enacted federal income tax). The closing may be extended for up to 180 days to accommodate such an exchange, provided however, that said exchange shall be at no additional cost or liability to Lessee over that which Lessee would incur in a sales transaction.



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At closing,  Lessor shall  furnish to Lessee,  at Lessee's  cost and expense,  a
Texas Owner's Policy of Title Insurance on the standard form of policy prescribed by the Texas State Board of Insurance with standard printed exceptions and a special warranty deed on the Texas State Bar Form of deed conveying title free of all encumbrances except as set forth above. Taxes, operation expenses and rent under this Lease shall be prorated to the date of closing and Lessee shall additionally pay to Lessor at closing all amounts due or accrued under this Lease to the date of closing, plus the amount of any prepayment premium applicable under Lessor's then first lien mortgage financing covering the premises.

Lessee hereby indemnifies and agrees to hold Lessor harmless with respect to any brokerage commissions claimed by a person asserting his entitlement thereto at the alleged instigation of Lessee or otherwise applicable to such sale and purchase.

This Purchase Option may not be assigned (whether by assignment of this Lease, separate assignment, or otherwise) by Lessee and any purported assignment of this Purchase Option shall terminate as of the date of any such purported assignment. Moreover, upon any purported assignment of this Lease or subletting of all or any part of the premises, this Purchase Option shall terminate and be null and void. It is further understood and agreed that any default of Lessee in the performance of its obligations under this Lease, whether or not waived or excused by Lessor or cured by Lessee, shall render this Purchase Option null and void.

1.5 CONDITION. Lessor shall have the right to terminate this Lease if Lessor is unable to obtain the approval of Lessee's proposed site plan for the premises from Albertson's, Inc. within thirty (30) days from the date hereof, by giving Lessee written notice thereof on or before expiration of said 30-day period. Upon any such termination, any amounts theretofore paid by Lessee to Lessor shall be refunded and the parties shall have no further obligations or liabilities to each other hereunder.

                                       II.
                                      TERM

2.1 TERM. The term of this Lease (the "term") shall commence on the date set out in Section 1.2 above, and shall expire at midnight on the twentieth (20th) anniversary of the Rental Commencement Date (the "term expiration date") unless sooner terminated as provided in this Lease. Each twelve (12) month period of the term is sometimes herein referred to as a "Lease Year." Any period of less than a month from the Rent Commencement Date to the end of that month shall be added to the first Lease Year.

2.2 RENEWALS. Lessee is granted the option to extend the term of this Lease for two (2) consecutive extended terms of five (5) years each, provided (a) Lessee is not in default at the time of exercise of the respective option, and (b) lessee gives written notice of its exercise of the respective option at least one hundred eighty (180) days prior to the expiration of the original term or the expiration of the first renewal term, as the case may be. Each extension term shall be upon the same terms, conditions and rentals, except (i) Lessee shall have no further right of renewal after the second extension term hereunder, and (ii) the monthly Base Annual Rental will be $67,540.00 for the first extension period and $74,294.00 for the second extension period. Failure to exercise the first extension option hereunder shall render the second extension option null and void.

2.3 POSSESSION. Possession of the land shall be delivered to the Lessee on the Effective Date.



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2.4 HOLDOVER.  In the event Lessee  remains in possession of the premises  after the expiration of this Lease and without the execution of a new lease, it shall be deemed to be occupying said premises as a tenant from month to month at a rental equal to the then most recently applicable rental under Section 3.1 plus fifty percent of such amount plus any other charges or expenses to be paid by Lessee and otherwise subject to al the conditions, provisions and obligations of this Lease insofar as the same are applicable to a month-to-month tenancy.

2.5 END OF TERM. At the expiration or earlier termination of the Lease, the building fixtures, as defined in Section 15.14 hereafter, located on the premises shall become the property of the Lessor. If, at that time, Lessee is in compliance with Lease terms and conditions, Lessor hereby waives any right to claim any furniture, trade fixtures, signage, unattached kitchen equipment and other unattached movable personal property (collectively the "personalty") owned by Lessee located on the premises which pertain to the restaurant and its unique equipment and fixturing. Notwithstanding anything herein to the contrary, building fixtures and equipment such as HVAC systems, plumbing, attached kitchen equipment, window and door systems, built-in cabinets that are a part of the building, shall remain with the building and become the property of the Lessor. Should Lessee remove any personalty, Lessee agrees to repair any damage caused by such removal and return the premises to Lessor in good condition, normal wear and tear excepted.

                                      III.
                                  CONSIDERATION

3.1 BASE ANNUAL RENTAL. Lessee agrees to pay and Lessor agrees to accept a Base Annual Rental for each Lease Year (such being hereinafter referred to as "guaranteed minimum annual rental") as set out below:


         Lease Years                Annual Rent           Monthly Installment
             1-5                     $51,600.00                $4,300.00
            6-10                     $54,900.00                $4,575.00
            11-15                    $58,800.00                $4,900.00
            16-20                    $61,400.00                $5,116.67

The Base Annual Rental shall be payable in equal monthly installments in advance by the first day of each calendar month during the term of this Lease commencing on the Rental Commencement Date. If Rental Commencement Date or a lease termination (other than for Lessee's default) occurs on date other than the first day of a calendar month, the monthly installment of the Base Annual Rate for the month in which commencement or termination occurs shall be prorated on a daily basis. Notwithstanding the foregoing, upon the execution of this Lease, Lessee has deposited with Lessor $4,300.00 as security for the faithful performance and observance by Lessee of the terms, provisions, agreements, covenants and conditions of this Lease and shall be considered an advance payment of the first months rent of the initial term, to be applied as such.

3.2 ADDITIONAL CHARGES. Lessor agrees to furnish to Lessee, at Lessor's sole cost and expense, within thirty (30) days after the date hereof, a current boundary survey of the premises. Other, in all respects, Lessee and Lessor agree that the rent accruing under this Lease shall be net to Lessor and that all costs of platting the premises (as provided in Section 6.1), all costs of development of the premises



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(as provided in Article XIII),  including without limitation obtaining site plan approval, specific use permit, if any, and taxes, costs, common area maintenance fees for the premises, expenses and charges of every kind and nature except as may herein be expressly provided ("additional charges") relating to the premises (except the taxes of Lessor referred to in Section 6.3 and any payments for interest or principal under any mortgage relating to Lessor's interest in the premises) which may arise or become due during the term or any extension of this Lease, shall be paid by Lessee. All additional charges which Lessee assumes agrees to pay under any provisions of this Lease, together with all interest and penalties that may accrue on these additional charges in the event Lessee fails to pay them, as well as all other damages, costs and expenses, including, without limitation, reasonable attorneys' fees and other legal and court costs which Lessor may incur in enforcing this Lease, and any and all other sums which may become due by reason of Lessee's default or failure to comply with its obligations under this Lease, shall be deemed to be additional charges. In the event of non-payment, Lessor shall have all the rights and remedies as provided in the case of non-payment or rent.

3.3 LATE CHARGES. It is understood that the Base Annual Rental is payable on or before the first day of each calendar month (in accordance with Section 3.1 above) without offset or deduction of any nature. In the event any rental is not received within ten (10) days after its due date for any reason whatsoever, or if any rental payment is by check which is returned for insufficient funds, then in addition to the past due amount Lessee shall pay to the Lessor a late charge in an amount equal to ten percent (10%) of the rental then due, in order to compensate lessor for its administrative and other overhead expenses. Any such late charge or interest payment shall be payable as additional charges under this Lease and shall be payable immediately on demand. Notwithstanding the foregoing, with respect to the first two (2) instances in any calendar year where a late charge would be due in accordance with the foregoing, such late charge shall not be due if payment is made within ten (10) day following written notice from Lessor that the payment is past due.

                                       IV.
                                    INSURANCE

4.1 COVERAGE. During the term, Lessee, at its own cost and expense shall:

         (a) Keep the premises and all leasehold improvement and the fixtures and personalty thereon insured with an all risk insurance policy in an amount equal to the greater of (i) one hundred percent (100%) of actual value, or (ii) eighty percent (80%) of the cost of replacement thereof (less the cost of excavations, foundations, footing and pilings) or such higher percentage required to avoid application of any co-insurance clauses in Lessee's policy. Replacement cost shall be determined from time to time at the request of lessor, but not more frequently than once in any twelve (12) consecutive calendar months. Replacement cost shall be determined by one of the insurers or if the stated replacement cost is not acceptable to Lessor as not reasonably consistent with similar valuations, at the option of Lessor, by an appraiser who is mutually and reasonably to lessor and Lessee, and whom shall be retained and paid by Lessee if the appraiser requires an increase in the stated replacement cost.

         (b) Provide and keep in force comprehensive general liability insurance against claims for personal injury, death or property damage occurring on, in or about the premises or the adjoining streets and property, in limit of not less than $1,000,000 per occurrence for bodily injury, not less than $500,000 per occurrence for property damage, or in such other amounts as Lessor may



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         reasonably  request and as are commonly carried by other restaurants of a similar nature in the Dallas area.

         (c) Provide and keep in force plate glass insurance.

4.2 POLICIES. All insurance required by Lessor and provided by Lessee shall be carried in favor of lessor and Lessee, as their respective interests may appear, and any underlying lessor, fee owner, affiliate corporation, trustee, mortgage or other person designated by Lessor having an insurable interest. All insurance shall be obtained from companies licensed to do business in Texas and which have at lease a Class X rating by Best's Insurance Guide or are otherwise approved by Lessor, such approval not to be unreasonably withheld. Lessee shall procure policies for all insurance for a period of not less than one year and shall, prior to commencement of any construction by Lessees deliver to Lessor all policies or certificates of insurance with evidence of payment of all premiums. Lessee shall procure renewals of these policies from time to time and deliver evidence thereof to Lessor before their respective expiration dates. All insurance policies shall be non-assessable and shall require thirty (30) days notice by registered mail to Lessor of any cancellation or change affecting lessor's coverage under the policies. All property damage and business interruption policies of Lessee shall contain a waiver of any subrogation rights which Lessee's insurers may have against Lessor, even if the loss suffered is caused by the act, omission or negligence of Lessor.

4.3 JOINT EFFORTS. Lessee and Lessor shall cooperate in attempts to collect any insurance proceed that may be due in the event of loss, and Lessee shall execute and deliver to lessor such proofs of loss and other instruments which may be required for the purpose of recovering these proceeds.

4.4 WAIVER OF SUBROGATION. Lessor and Lessee each hereby release the other from any and all liability or responsibility to the other, or to any other party claiming through or under them by way of subrogation or otherwise, for any loss or damage to property caused by a casualty which is insurable under standard fire and extended coverage insurance; provided, however, that this mutual waiver shall be applicable only with respect to a loss or damage occurring during the time when property insurance policies, which are readily available in the marketplace, contain a clause or permit an endorsement to the effect that any such release shall not adversely affect or impair the policy or the right of the insured party to receive proceeds under the policy; provided, further, that this release shall not be applicable to the portion of any damage which is not reimbursed by the damaged party's insurer because of the "deductible" in the damaged party's insurance coverage. The release specified in this Section 4.4 is cumulative with any releases or exculpations which may be contained in other provisions of this Lease.

4.5 CANCELLATION OF INSURANCE. If any insurance policy covering the premises or any part of it is not provided by Lessee as herein required or is canceled or is threatened by the insurer to be canceled, or if the coverage thereunder is reduced in any way by the insurer for any reason, and if Lessee fails to remedy the failure or the condition giving rise to cancellation, or reduction of coverage within five (5) business days after notice thereof by lessor, Lessor may, at its option, in addition to any other remedies, enter the premises and remedy the condition giving rise to such cancellation, or reduction, and provide the required insurance, and Lessee shall forthwith pay the cost thereof to lessor (which cost may be collected by lessor as rent) and lessor shall not be liable for any damage or injury caused to any property of Lessee or of others located on the premises as a result of any such entry other than injury or damage caused by Lessor's misconduct.




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4.6  LOSS AND  DAMAGE.  Lessor  shall  not be  liable  for any  death or  injury occurring on the premises, nor for the loss of or damage to any of the personalty or other property of Lessee or of others by theft or otherwise, from any cause whatsoever unless such loss is the result of the negligent act or omission of Lessor. Without limiting the generality of the foregoing, Lessor shall not be liable for any injury or damage to persons or property resulting from fire, explosion, falling plaster, steam, dampness, gas, electricity, water, rain, snow, or leaks from any part of the premises or from the pipes, appliances or plumbing works or from the roof, street or subsurface or from any other place by any other cause whatsoever. Lessor shall not be liable for any such damage caused by other persons or the public, or caused by operations in construction of any private, public or quasi-public work. All of the personalty or any other property of Lessee kept or stored on the premises shall be kept or stored at the risk of Lessee.

                                       V.
                                  THE PREMISES

5.1      USE.

         (a) Restaurant Operation. Lessee will open as a Fresh 'n Lite restaurant business in the premises promptly upon completion of construction of the building and shall continuously thereafter during the term and any extensions thereof operate a restaurant on the premises serving prepared food and all legal beverages together with incidental carry-out or delivery thereof. After initially opening as a Fresh 'n Lite restaurant, Lessee may change to a different restaurant use subject to Lessor's consent, not to be unreasonably withheld or delayed and to be deemed approved if not objected to within thirty
(30) days). It shall be unreasonably for Lessor to withhold its consent to a requested use change if (i) the proposed use is a restaurant use consistent with uses at first-class retail centers in the greater Dallas area, (ii) the proposed use does not violate any use restrictions or exclusive use rights then in effect at the Shopping Center, and (iii) the proposed use does not compete with another tenant then operating within the Shopping Center as determined by Lessor acting in a commercially reasonable manner.

The premises will be used for no other purpose and under no trade name other than "Fresh 'n Lite" (or the trade name of any other restaurant operations permitted under Section 5.1) without Lessor's consent. Lessee shall not at any time following the Rental Commencement Date leave the premises vacant, but shall in good faith continuously throughout the term of this Lease conduct and carry on in the entire premises, the type of business for which the premises is leased. lessee shall, except during reasonable periods for repairing, cleaning and decorating, keep the premises open to the public for business during the periods required hereunder or if otherwise open with adequate personnel in attendance on all days and during all hours established by Lessee from time to time as typical business days and store hours for its restaurant operations, provided that lessee shall not be required to pen before 11:00 a.m. and shall have the right to close one day a week and on major holidays if consistent in each case with Lessee's practices at its other restaurant operations. Lessee agrees that it will not use in connection with the operation of or as additional parking for its business on the premises any property-other than the premises and the parking areas designated in the recorded cross easements with the adjoining properties as available for common parking. Notwithstanding anything in this Lease to the contrary, the Lessor's obligations under this Lease are conditioned upon the faithful performance by Lessee of the Declaration and a default in the terms of the Declaration shall be a default of this Lease. Except as may be otherwise specifically provided by the terms of this Lease, Lessor shall not be required to furnish to Lessee any facilities or services of any kind whatsoever, such as, but not limited to water, sewer, steam, heat, gas telephone service, sewerage service and other utilities furnished to the premises. If any utilities furnished to the premises are


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interrupted due to the negligence of Lessor or Lessor's employees or contractors for more than forty-eight (48) hours, Base Annual Rental shall thereafter equitably abate in proportion to the extent of interference with Lessee's business operations until such utilities are restored.

         (b) Exclusive. The use of Parcels 1, 3, 4 and 7 of the Shopping Center by lessor or any other owner or occupant shall be subject to the following covenants and restrictions. As a material inducement for Lessee to enter into this Lease, Lessor agrees that during the term and any extension terms, Parcels 1, 3, 4 and 7 of the Shopping Center shall not be used as, or sold or leased for use as, a healthier dining concept restaurant or food service establishment, such as Eureka's, Bless Your Heart, Preston's or the like; provided, however, said Parcels 1, 3, 4 and/or 7 may be used as, or sold or leased for use as, a restaurant or food service establishment which prepares, serves or sells healthy dining products so long as such sales are incidental to the sale of its other products. As used herein, the term "incidental" shall mean that any such owner, tenant or occupant shall not derive more than thirty percent (30%) of its annual gross sales from the sale of healthier dining concept products. This restrictive covenant and exclusive use is subject to the following provisions:

                  (a) If a Fresh 'n Lite restaurant does not open for business within 365 days after the Lease Term Commencement, then this restrictive covenant and exclusive use shall automatically terminate as to said Parcels 1, 3, 4 and 7 of the Shopping Center.

                  (b) If, after the opening of a Fresh 'n Lite restaurant, such restaurant ceases to serve or sell primarily healthier dining concept products, then this restrictive covenant and exclusive use shall automatically terminate.

                  (c) Lessee's rights hereunder are subject to the rights of BC Texas, Inc. under existing lease with Lessor covering a portion of Parcel 1 (except that no assignee or sublessee of BC Texas, Inc. shall be allowed to violate Lessee's exclusive hereunder).


5.2      REPAIRS AND MAINTENANCE.

         (a) Common Area. Lessor will maintain (or cause to be maintained) in good order, condition and repair all parking areas and other areas (exclusive of the premises and of areas within the premises of any occupants of the Shopping Center) used in common by tenants and occupants of the Shopping Center (the "Common Area"), and Lessor hereby grants to Lessee, its agents, employees and invitees, the nonexclusive right to use the Common Areas in common with Lessor and the other tenants and occupants of the Shopping Center, and their respective agents, employees and invitees, subject to the terms of the Declaration and the reasonable written rules and regulations from time to time promulgated by Lessor governing the use of the Common Areas.

         (b) Premises. Subject to Section 5.2(a) of this Lease, lessee shall, at all times during the term, at its own cost and expense, keep and maintain all leasehold improvements, and all fixtures and personalty located thereon, and all parking areas, driveways and landscaping thereon, in good order and condition, ordinary wear and tear excepted (but in any event in compliance with the requirements of the Declaration) and subject to all applicable terms of Sections
5.3 and 5.8, shall make all necessary and desirable repairs, restorations and replacements thereof, interior and exterior, structural and nonstructural, foreseen and unforeseen (hereinafter collectively called "repairs"), and shall use all reasonable precaution to prevent



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waste, damage or injury. Without limiting the coverage of the previous sentence, it is understood that Lessee's responsibilities therein include the repair and replacement of all lighting, heating, air conditioning, plumbing and other electrical, mechanical and electromotive installation, equipment and fixtures and also include all utility repairs in ducts, conduits, pipes and wiring, and any sewer stoppage located in, under and above the premises, regardless of when or how the defect or other cause for repair or replacement occurred or became apparent.

In the event that Lessee fails or neglects to make all necessary repairs or fulfill its other obligations as set forth above within thirty (30) days after written notice thereof from Lessor, Lessor or its agents may enter the premises for the purpose of making such repairs or fulfilling those obligations. All costs and expenses incurred as a consequence of Lessor's action shall be repaid by lessee to Lessor within thirty (30) days after Lessee receives copies of receipts showing payment by Lessor for such repairs or other obligations. These receipts shall be prima facie evidence of the payment of the charges paid by Lessor. In the case of emergency, Lessor shall only be required to give Lessee such notice as is reasonable under the circumstances before taking any such action.

5.3 ALTERATIONS. Lessee shall not at any time make any alteration, change, addition or improvement (hereinafter collectively called alterations) in or to the structural or exterior of the premises without the prior written consent of Lessor, which consent shall not be unreasonably withheld or delayed. Without Lessor's consent being required, Lessee may make such interior nonstructural alterations as Lessee may deem appropriate, provided that where such alterations are desired costing in excess of $20,000 in connection with any particular remodeling, Lessee will furnish copies of the plans and specifications therefor to Lessor prior to commencing such work. For purposes hereof, mechanical, electrical and plumbing systems shall be deemed "structural." In any event:

                  (a) the alterations shall be performed in a first class workmanlike manner at Lessee's sole expense, and shall not weaken or impair the structural strength or lessen the value of the premises, and shall be conducted in such manner as to cause a minimum of interference with other construction in progress and with the transaction of business in the Shopping Center. Lessee agrees to indemnify Lessor and hold Lessor harmless against any loss, liability or damage resulting from such work; not to be unreasonably withheld or delayed (and deemed approved if not objected to by Lessor within fifteen (15) days after Lessor's receipt thereof);

                  (b) the alterations shall be made according to plans and specifications therefor, which shall be first submitted to and where required, approved in writing by Lessor;

                  (c) before the commencement of work on any alterations, such plan and specifications shall be approved by all governmental authorities having jurisdiction and any public utility company having an interest in the alterations; and

                  (d) before the commencement of any alterations, lessee shall pay the amount of any increase in premiums on insurance policies for endorsement covering the risk during work on the alterations, and workmen's compensation insurance, if any, covering all persons employed in connection with that work.

All alterations, improvements and fixtures (including, without limitation, all floor coverings and all heating and air conditioning equipment but excluding lessee's unattached, readily movable furniture and office



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equipment)  which may be made or  installed  by either  party upon the  premises shall remain upon and be surrendered with the premises and become the property of Lessor at the termination of this Lease, in good condition, ordinary wear and tear, casualty and condemnation excepted.

5.4 LIEN. Should Lessee cause any alterations or repairs to be made to the premises, or cause any labor to be performed or material to be furnished, neither Lessor nor the premises shall under any circumstances be liable for the payment of any expense incurred, and all such alterations and repairs shall be made and performed at Lessee's expense. If, because of any act or omission of Lessee, any mechanic's or other lien, charge, claim or order for the payment of money shall be filed against the premises or against Lessor, Lessee shall, at its own cost and expense, cause it to be canceled and discharged of record or bonded within fifteen (15) days after notice of filing thereof. In the event that the lessee fails to cause any such mechanics' or other lien, charge or order to be canceled and discharged or bonded, then, in addition to any other right or remedy of the Lessor, the Lessor may, at its option, cancel or discharge it by paying the amount claimed to be due into Court or directly to any claimant and the amount so paid by lessor and all costs and expenses including attorney's fees incurred for the cancellation or discharge of such lien shall be due from the Lessee to the Lessor as an additional charge payable on demand.

Notwithstanding anything herein to the contrary, except as set out in Section 11.3, the Lessee shall have no right, power or authority, in law or in equity, to mortgage, encumber, or otherwise pledge or transfer the rights, if any, of the Lessor under this Lease, and all liens, if any, created by the Lessee shall apply only to the interest of Lessee under this Lease.

5.5 SIGNS. Lessee shall be permitted maximum signage allowed by the City of The Colony, provided that Lessee shall only place approved Fresh 'n Lite signs or symbols (or signs and symbols of any other restaurant operation permitted under
Section 5.1) on the premises and they shall be and remain the property of the Lessee. All signs (including without limitation monument signs, if any) shall be constructed and installed at Lessee's sole cost and expense, and must be in conformity with the Declaration and all city, county and state rules, regulations and laws. Lessor must approve all exterior signage of Lessee before it is installed, not to be unreasonably withheld.

5.6 INSPECTION. Fee owner, Lessor or their representatives shall have the right upon prior written notice (except in case of emergency) to enter the premises at reasonable hours of any business day to ascertain if the premises are in proper repair and condition or to show the premises to prospective purchasers or lenders (or tenants during the final one hundred twenty (120) days of the Lease term). Lessee will permit Lessor to place and maintain "For Rent" or "For Lease" signs on the premises during the last ninety (90) days of the Lease term, as same may be extended pursuant to Section 2.2.

5.7 LICENSES AND LAWS. The Lessee shall, at its own cost and expense, obtain all necessary licenses and/or permits which may be required for the conduct of its business and Lessee shall, at its own cost and expense, promptly observe and comply with all applicable laws, ordinances, requirements, orders, directions, rules and regulations (referred to generally as "regulations") of governmental authorities having or claiming jurisdiction over the premises or the conduct of Lessee's business. Lessee may contest in good faith, after notice to Lessor, by appropriate proceedings conducted promptly at Lessee's own expense, in Lessee's name (and/or whenever necessary and with Lessor's consent, in Lessor's name), the validity or enforcement of any such regulation provided that (i) such contest or any associated deferment of payment does not subject Lessor to a fine or other criminal liability, or subject the premises to any encumbrance, (ii) Lessee diligently prosecutes such contest to a final determination by the governing



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authority,  and (iii) Lessee  furnished Lessor with any security that Lessor may reasonably request in connection with such contest.

5.8 DAMAGE OR DESTRUCTION. If, during the term, the premises or the improvements or fixtures thereon are destroyed or damaged in whole or in part by fire or other cause, lessee shall give Lessor immediate notice, and Lessee, at its own cost and expense, shall cause the prompt repair, replacement and rebuilding of same ("restoration"), subject without limitation to Sections 5.2 and 5.3 of this Lease. Lessor shall in no event be called upon to repair, replace or rebuild any such buildings, fixtures or personalty, nor to pay any of the costs or expenses thereof beyond or in excess of any insurance proceeds made available to Lessee under this Lease.

All insurance proceeds on account of such damage or destruction shall be applied to pay or reimburse Lessee for the payment of the cost of restoration of the building and other leasehold improvements on the premises, including the cost of temporary repairs or for the protection of the premises pending the completion of permanent restoration. In the event of substantial damage (hereinafter defined), Twenty Five Thousand Dollars ($25,000.00) of the insurance proceeds shall be disbursed by the insurer directly into an escrow account with an escrowee reasonably acceptable to Lessor and Lessee, with such sum to be distributed to Lessee upon the furnishing of proof reasonably satisfactory to Lessor of lien free completion of the restoration, but to be distributed to lessor upon any default by Lessee with respect to the restoration (such escrow amount in no way to limit Lessee's liability for any such default).

If the insurance proceeds and other funds deposited with Lessor or the applicable mortgage, less the actual cost, fees and expenses, if any, incurred in connection with the adjustment of the loss, are insufficient to pay the entire cost of the restoration, Lessee will pay the deficiency. During restoration, Lessee shall continue the operation of its business within the premises to the extent practicable, this Lease shall terminate, nor shall rental and other charges payable under this Lease be abated or affected in any manner.

Notwithstanding the foregoing in this Section 5.8, if the building and other leasehold improvements on the premises shall be substantially damaged (fifty percent (50%) or more of the insurable value of the building) or destroyed by fire, windstorm, or otherwise, within the last year of the term of this Lease, as same may be extended pursuant to Section 2.2, either party shall have the right to terminate this Lease, provided that notice thereof is given to the other party not later than sixty (60) days after such damage or destruction. If said right of termination is exercised, this Lease and the term hereof shall cease and come to an end as of the date of such damage or destruction and the herein referenced insurance proceeds shall belong solely to Lessor.

5.9 WARRANTIES DISCLAIMER. The premises is being leased "AS IS," with Lessee accepting all defects, if any, and Lessor makes no warranty of any kind, express or implied, with respect to the premises (without limitation, Lessor makes no warranty as to the habitability, fitness or suitability of the premises for a particular purpose nor as to the absence of any toxic or other hazardous substances). this section 5.9 is subject to any contrary requirements under applicable law, however, in this regard, Lessee acknowledges that it has been given the opportunity to inspect the premises and to have qualified experts inspect the premises prior to the Lease Term Commencement. Lessee acknowledges that neither Lessor nor its agents have made any representations or promises with respect to the premises except as expressly set forth in this Lease, and no rights, easements or licenses are acquired by Lessee by implication or otherwise except as expressly set forth herein. The taking of possession of the premises by Lessee shall be conclusive evidence that the Lessee has accepted the premises "AS IS". Lessor agrees to reasonably



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cooperate  with and assist  Lessee,  at no cost to Lessor,  in asserting  claims against contractors or others providing work and/or services to the premises.


                                       VI.
                             TAXES AND OTHER CHARGES

6.1 PAYMENT. From and after the Rent Commencement Date Lessee shall pay as they become due and payable all real estate taxes (both real and personal), assessments (both general and special) and other governmental impositions, but only to the extent of charges lawfully created and assessed against the premises or any part thereof after the Rent Commencement Date and prior to the expiration of the term of this Lease. Any such tax, assessment, imposition or other similar expense created, levied, or arising prior to the Rent Commencement Date, any installment of any such charge created prior to the Rent Commencement Date or any charge applicable to a period of time prior to the Rent commencement Date, but assessed or otherwise imposed during the term hereof, shall be paid by Lessor. Lessee shall deliver to Lessor, if requested, receipts or other reasonably satisfactory evidence of payment of all such taxes, assessments and governmental impositions so paid by Lessee Lessor shall have the right, but no obligation, to take all necessary steps to replat the premises, but whether or not the same is replatted Lessor shall make all reasonable efforts to have the premises taxed as a separate parcel by the applicable governmental authorities, and Lessee agrees to use its best efforts to cooperate with Lessor in such process (it being understood and agreed that any costs of replatting the premises as a separate lot shall be the responsibility of Lessee). In the event the premises are not taxed or assessed as a parcel separate from a larger tax parcel, Lessee will pay Lessor as additional rent, an amount equal to Lessee's proportionate share of any such taxes or assessments based on values agreed to between Lessor and Lessee using the services of a mutually acceptable tax consultant compensated by Lessor. In such event Lessor shall pay such taxes prior to delinquency and promptly furnish evidence of same to Lessee.

6.2 CONTESTS. It is agreed, however, that Lessee, at its sole cost and expense, may dispute and contest the same (in its own name or in the name of Lessor, or in the name of both, as it may deem appropriate), and in such cases the disputed charge need not be paid until finally adjudged to be valid. At the conclusion of such contest, Lessee shall pay the charge contested to the extent it is held valid, together with all court costs, interest, penalties and other expenses relating thereto. Nothing herein contained, however, shall be construed as to allow such items to remain unpaid for such length of time as shall permit the premises (or any part thereof) to be sold by governmental, city or municipal authorities for the non-payment of the same.

                                      VII.
                                 INDEMNIFICATION

7.1 Lessee shall indemnify and save Lessor harmless from and against all costs, expenses, liabilities, losses, damages, injunctions, suits, actions, fines, penalties, claims and demands of every kind or nature, including reasonable attorney's fees, by or on behalf of any person, party or governmental authority whatsoever arising out of any matter relating to Lessee's occupation of the premises and resulting from: (a) any failure by Lessee to perform any of its obligation sunder this Lease, (b) any accident, injury or damage which occurs in or about the premises, however occurring, (c) any matter arising out of the condition, occupation, maintenance, alteration, repair, use or operation of the premises or any part of it, and (of) the contest or challenge by Lessee of any imposed tax, assessment or other charges, unless the


d
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indemnified  loss is caused wholly or in part by Lessor's  negligence,  in which event this indemnity shall not apply to the allocable share of such loss resulting from Lessor's negligence.

                                      VIII.
                                   ENFORCEMENT

8.1 DEFAULT. Each of the following events is a default and a breach of this Lease by Lessee:

         (a) If Lessee ceases its restaurant operation sin or vacates or abandons the premises or any substantial portion thereof or indicates its intention to do so during the Lease term (it being understood and agreed, however, that Lessee may cease operations in the premises for reasonable periods of up to ninety (90) days in connection with bona fide remodeling or repair and restoration in connection with a permitted use change, an assignment or subletting, casualty or condemnation without such cessation being a default hereunder), or at any time prior to the last month of the Lease term shall remove or attempt to remove, without the prior written consent of Lessor, all or a substantial amount of Lessee's goods, wares, equipment, fixtures, furniture, or other personal property without immediate replacement.

         (b) If this Lease or the estate of Lessee hereunder is transferred to another person or party, except in a manner permitted by the terms of this Lease.

         (c) If Lessee fails to pay Lessor any rent or other charge when it becomes due and payable and fails to make such payment within ten (10) days after written notice thereof by Lessor is received by Lessee provided, however, that for each calendar year during which Lessor has already given Lessee two (2) written notices of the failure to pay an installment of rental, no further notice shall be required (i.e., the event of default with automatically occur on the tenth day after the date upon which the rental was due).

         (d) If Lessee fails to perform any of its obligations under this Lease (other than those above specified in this Section 8.1) and such non-performance continues for a period of thirty (30) days after written notice thereof by Lessor is received by Lessee or, if such performance cannot be reasonably had within such thirty (30) day period, Lessee has not in good faith commenced such performance within such thirty day period or has not diligently proceeded therewith to completion.

In the event of a default under subparagraphs (a) or (b) above, the term of this Lease shall at Lessor's election automatically terminate without additional notice to Lessee. Lessor shall have all other rights and remedies available, at law or in equity, for such a breach. In the event a default under subparagraphs
(c) or (d), above, shall occur and be continuing after the notice period provided, Lessor has the right, in addition to any other rights or remedies it may have, to terminate this Lease without further notice to Lessee, and in such event the term hereof shall expire in the same manner and with the same force and effect, except as to Lessee's liability, as if the expiration of the time fixed in such notice was the original term expiration date.

8.2 CURE BY LESSOR. To the extent reasonably susceptible to cure by Lessor, after expiration of the applicable period of notice, or without notice in the event of any emergency, Lessor at its option may, but shall not be obligated to, make any payment required of Lessee or perform any obligation of Lessee, and the amount Lessor pays, or the cost of its performance, together with interest thereon at 12% per



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annum,  shall be deemed to be an additional  charge payable by Lessee on demand.
Lessor shall have the right to enter the premises for the purpose of correcting or remedying any default susceptible to cure by Lessor, but neither any expenditure nor any such performance by Lessor shall be deemed to waive or release Lessee's default or the right of Lessor to take such action as may be otherwise permissible in the case of default. The Lessor shall have no liability to the Lessee for any loss or damages resulting from any such action by the Lessor and entry by the Lessor under the provisions of Article V or VIII shall not constitute breach of the covenant for quiet enjoyment or an eviction.

8.3 SURRENDER; REENTRY; RELETTING. In the event of cancellation or termination of this Lease either by operation of law or otherwise, or in the event Lessor gives notice to Lessee to vacate the premises pursuant to a default of this Lease, Lessee agrees to immediately peacefully surrender the premises to Lessor, and if Lessee refuses to do so, Lessor may, among other things, reenter and repossess the premises, using such force for that purpose as may be necessary, and whether or not this Lease is canceled or terminated Lessee shall nevertheless remain and continue to be liable to Lessor in a sum equal to all rent, additional rent and other charges payable under this Lease through the then current term expiration date. If Lessor shall so reenter, Lessor may repair and alter the premises in any manner as Lessor deems reasonably necessary or advisable, and/or may, at its election, let or relet the premises or any part of it for the whole or any part of the remainder of the term or for a longer period, in Lessor's name or as the agent of Lessee, and out of any rent collected or received from subtenants or as a result of such letting or reletting, Lessor shall first pay to itself the cost and expense of retaking, repairing and/or altering the premises, and the cost and expense of removing all persons and property from the premises, second, pay to itself the cost and expense sustained in securing any new tenant, and if Lessor maintains and operates the premises, the cost and expense of operating and maintaining the premises and, third, pay to itself any balance remaining on account of the liability of Lessee for the sum equal to all rent, additional rent and other charges due from Lessee through the then current term expiration date, provided that Lessee shall not be entitled to receive any proceeds in excess of the rental owed hereunder (other than as a credit as below specified). It is expressly agreed that (without limitation) in determining "additional rent and other charges due from Lessee," as that term is used above, there shall be added to the Base Annual Rental a sum equal to the costs of maintenance of the premises, all payments for taxes, charges and insurance payable by Lessee (as specified in this Lease). Should Lessor, pursuant to this paragraph, not collect rent which, after deductions is sufficient to fully pay to Lessor a sum equal to all rent, additional rent and other charges payable through the original term expiration date, the balance or deficiency shall, at the election Lessor, be paid by Lessee on the first day of each month. Should Lessor collect rent which, after deductions, shall exceed Lessee's then current obligations pursuant to this Lease, such excess shall be credited to Lessee's on-going contingent lease liability hereunder.

8.4 ACCELERATION. After occurrence of a default, whether or not Lessor relets the premises, Lessor may whenever Lessor desires, demand a final settlement. Upon demand for a final settlement, Lessor shall have a right to, and Lessee hereby agrees to pay, the difference between the total of all monthly rentals and other charges provided in this Lease for the remainder of the term and the reasonable rental value of the premises for such period, such difference to be discounted to present value at a rate equal to the rate of interest which is allowed by law in the State of Texas when the parties to a contract have not agreed on any particular rate of interest (or, in the absence of such law, at the rate of six percent (6%) per annum).

8.5 SUITS. After occurrence of a default, suit or suits for the recovery of the deficiency or damage or for any installment or installments of rent, additional rent or any other charge due under this Lease may



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be brought by Lessor at any time or, at  Lessor's  election,  from time to time, and nothing in this Lease shall be deemed to require Lessor to wait until the original term expiration date to bring suit.

8.6 WAIVER. After occurrence of a default,  Lessee, except as set out in Section
8.1 hereof, hereby expressly waives service of any notice of intention to reenter. Lessee hereby waives any and all rights to recover or to regain possession of the premises or to reinstate or to redeem this Lease as permitted or provided by any statute, law or decision now or hereafter in force and effect. No receipt of moneys by Lessor from Lessee after the cancellation or termination of the Lease shall reinstate, continue or extend the Lease, or affect any prior notice given to Lessee or operate as a waiver of the right of Lessor to enforce the payment of rent and additional rent then due or subsequently falling due, or operate as a waiver of the right of Lessor to recover possession of the premises by suit, action, proceeding or other remedy, and any and all moneys so collected shall be deemed to be payments on account of the use and occupancy of the premises, or at the election of the Lessor, on account of Lessee's liability under this Lease.

8.7 PROOF OF CLAIM. Nothing in this Article shall limit or prejudice the right of Lessor to prove and obtain as liquidated damages in any bankruptcy, insolvency, receivership, reorganization or dissolution proceeding an amount equal to the maximum allowed by any statute or rule of law governing such proceeding, whether or not such amount is greater, equal to or less than the amount of the damages referred to in any of the preceding sections.

8.8 INJUNCTION. In the event of a breach by Lessee of any of its Lease obligations, Lessor shall have the right to enjoin and restrain the breach and to invoke any remedy allowed by law or in equity in addition to other remedies provided in this Lease.

8.9 INDEPENDENT RIGHTS. The rights and remedies of Lessor are distinct, separate and cumulative, and no one of them, whether or not exercised by Lessor, shall be deemed to be to the exclusion of any of the others.

8.10 NON-WAIVER. The failure of Lessor to insist upon strict performance of any of Lessee's obligations under this Lease shall not be deemed a waiver of any rights or remedies that Lessor may have and shall not be deemed a waiver of any subsequent breach or default by Lessee.

8.11 WAIVER OF EXEMPTION FROM DISTRESS. Lessee agrees that notwithstanding anything contained in any statute, enactment or other law of, the State of Texas or of any other jurisdiction, none of the personalty located on the premises shall be exempt from levy for distress for rent in arrears, and that if Lessee makes any claim for such an exemption, this agreement may be pleaded as an estoppel against Lessee in any appropriate action.

                                       IX.
                                 RENT ABATEMENT

9.1 Unless specifically provided in this Lease, no abatement, diminution, or reduction of rent, additional rent, charges or other compensation shall be claimed by or allowed to Lessee, or any persons claiming under Lessee, under any circumstances, whether for inconvenience, discomfort, or interruption of business.




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                                       X.
                                  CONDEMNATION

10.1 ENTIRE AWARD. In the event that the premises or any part of it is taken in condemnation proceedings or by exercise of any right of eminent domain (or by settlement agreement in lieu thereof between Lessor and those authorized to exercise such right), Lessor shall be entitled to collect the entire amount of any award made, without deduction for the value of the remaining primary term of the estate vested in or owned by Lessee, subject only to Lessee's rights as set forth in Section 10.4. Lessee agrees to execute any and all documents that may be required to facilitate collection by Lessor of any and all such awards. Lessee shall have no right to participate in any condemnation proceedings or agreement except for the purposes described in Section 10.5.

10.2 SUBSTANTIAL TAKING. If at any time during the Lease Term, the whole or substantially all of the premises is taken or condemned, this Lease shall terminate and expire on the date on which title vests in the condemning authority, upon which the rent provided to be paid by Lessee shall be apportioned and paid to that date, and Lessee shall have no claim against Lessor for the unexpired term of this Lease or for damage or for any other reason whatsoever. For the purpose of this Section "Substantially all of the premises" shall be deemed to have been taken if the portion of premises not taken cannot be repaired or reconstructed in such a way that, by using only the amount of the net award available from the taking, there remains a complete, rentable structure capable of producing performance in a proportionately fair and reasonable net annual income after payment of all operating expenses, rent, additional rent and all other charges payable by Lessee, and after performance by the Lessee of all its obligations under this Lease. This Lease shall not terminate, and Section 10.3 of this Lease shall be applicable, if Lessee gives Lessor written notice within thirty (30) days after physical possession is taken by the condemning authority that Lessee elects to pay all costs of restoration in excess of said net award.

10.3 PARTIAL TAKING. In the event of a partial taking (any taking which is not "substantial"), this Lease shall not terminate, and Lessee shall promptly proceed to restore the remainder of the building on the Land (if affected by the taking) to a complete, independent and self-contained architectural unit, usable for the purposes contemplated by this Lease. Lessor shall pay to Lessee, subject to the same provisions and limitations specified herein with respect to insurance proceeds, the cost of restoration in excess of any award made to Lessee hereunder, which payment by Lessor shall in no event exceed a sum equal to the amount of any separate award paid to Lessor for such restoration. Any award to Lessee under Section 10.5 below shall first be applied against such restoration costs, and after Lessor's payment of obligation hereunder, any deficiency will be paid by Lessee. Such restoration shall be subject to and shall be performed in accordance with the provisions of Section 5.3.

If this Lease does not terminate as provided in Section 10.2, the new guaranteed minimum annual rental (but not percentage rental) payable hereunder during the unexpired portion of this Lease shall be reduced in proportion to the area of the building taken, effective on the date physical possession is taken by the condemning authority.

10.4 LESSEE'S INDEPENDENT AWARD. Nothing in this article shall preclude Lessee from pursuing any independent action permitted by law or from participating in the same condemnation proceeding with Lessor but only for the purpose for securing an independent condemnation proceedings award fro the Unamortized
Costs, loss of business or damage to personalty. Lessor shall receive the balance of the



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award with respect to said improvements and the entire award with respect to the
Land shall belong to Lessor.

                                       XI.
                      SUBORDINATION AND MORTGAGEE'S RIGHTS

11.1 SUBORDINATION. Lessee accepts this Lease subject to any mortgage, deed of trust or other lien presently existing or hereafter placed upon the Shopping Center or any portion of the Shopping Center which includes the premises, and to any renewals and extensions thereof. Lessee agrees that any mortgagee shall have the right at any time to subordinate its mortgage, deed of trust or other lien to this Lease provided, however, notwithstanding that this Lease may be (or made to be) superior to a mortgage, deed of trust or other lien, and the mortgagee shall not be liable for prepaid rentals, security deposits and claims accruing during Lessor's ownership. Lessee agrees upon demand to execute such further instruments as Lessor may request to subordinate this Lease to any mortgage, deed of trust or other lien hereafter placed upon the premises or the Shopping Center as a whole, provided such mortgagee simultaneously executes and delivers to Lessee a written agreement in form reasonably acceptable to Lessor and Lessee that after a foreclosure (ro a deed in lieu of foreclosure) the rights of Lessee shall remain in full force and effect during the term of this Lease so long as Lessee shall continue to recognize and perform all of the covenants and conditions of this Lease and providing for attornment on the part of Lessee and further provided that Lessee shall not be required to execute any promissory notes or other evidences of indebtedness which would create any personal liability on behalf of Lessee.

11.2 NOTICE TO MORTGAGEE. At any time when the holder of an outstanding mortgage, deed of trust or other lien covering Lessor's interest in the premises has given Lessee written notice of its interest in this Lease, Lessee may not exercise any remedies for default by Lessor hereunder unless and until the holder of the indebtedness secured by such mortgage, deed of trust or other lien shall have received written notice of such default and a reasonable time (not less than 30 days) shall thereafter have elapsed without the default having been cured.

11.3 MORTGAGING OF LEASEHOLD ESTATE. Upon prior notice to Lessor of its intent to do so, Lessee shall have the right to mortgage and pledge this Lease to any institutional Lender or financial entity subject, however, to the limitations herein contained. Any such mortgage or pledge shall be subject and subordinate to the rights of the Lessor hereunder and the holder of any mortgage or deed of trust of the fee in and/or upon which the premises is located (hereinafter called "Mortgagee"). No holder of a mortgage on this Lease (hereinafter called "Leasehold Mortgage and/or Leasehold Mortgagee"). No holder of a mortgage on this Lease (hereinafter called "Leasehold Mortgage and/or Leasehold Mortgagee") shall have the rights or benefits mentioned in this Section 11.3, nor shall the Lessor or its mortgagee be bound by this Section unless and until an executed counterpart of such Leasehold Mortgage and of each assignment thereof or a duly authenticated copy shall have been delivered to Lessor and its mortgagee. The Leasehold Mortgagee shall permit all casualty insurance proceeds and condemnation awards to be applied to the costs of restoration as specified in this Lease.

In the event of any termination of this Lease in connection with any casualty or condemnation the maximum amount of insurance proceeds or condemnation award to which Lessee (or the Leasehold Mortgagee) is entitled to receive, regardless of the then actual outstanding balance of any Leasehold Mortgage, shall be the Unamortized Costs, with Lessor to receive the balance of the insurance proceeds or condemnation award, as the case may be. Otherwise, neither Lessor nor the premises or leasehold



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improvements  at any time  thereon be  subject  to any claim,  lien or charge in favor of any Leasehold Mortgagee if the Lease is terminated in accordance with its terms prior to payment in full by Lessee of any Leasehold Mortgagee, in which event such leasehold improvements shall become the sole property of Lessor without compensation to Lessee or any Leasehold Mortgagee.

         If Lessee shall mortgage this Lease in compliance herewith, then so long as any such mortgage shall remain unsatisfied of record, the following provisions shall apply:

         (a) Lessor, shall serve a copy of any notice of default sent to Lessee upon the holder of such Leasehold Mortgage at the last address of which Lessor is given by said Leasehold Mortgagee.

         (b) The holder of the Leasehold Mortgage shall, within the same period and otherwise as herein provided, have the right to remedy such default, or cause the same to be remedied. Lessor shall accept such performance by or at the instance of such holder as if the same had been made by Lessee.

         (c) No event of default shall be deemed to exist under the terms of this Lease in the performance of work required to be performed, of acts to be done, or of conditions to be remedied, if steps shall, diligently and in good faith, have been commenced and completed by or for the Leasehold Mortgagee within the time permitted to do so with diligence and continuity as provided in this Lease.

         (d) In the event of the termination of this Lease prior to the expiration of the term, except by eminent domain, damage or destruction as herein provided, Lessor shall serve notice to the Leasehold Mortgagee that the Lease has been terminated. Such notice shall include a statement of any and all sums which would at that time have been due under this Lease but for such termination. The Leasehold Mortgagee shall thereupon have the option to obtain a new Lease in accordance with and upon the following:

                  (i) Such options must be exercised by written notice to Lessor given within thirty (30) days following receipt by the Leasehold Mortgagee of Lessor's notice of Lease termination, failing which, such option shall be null and void. The new Lease shall be effective as of the date of termination of this Lease, and shall be for the remainder of the term of this Lease and at the rent and upon all of the original agreements, terms, covenants and conditions hereof, including any rights of renewal. Such new Lease shall require the Leasehold Mortgagee to perform any unfulfilled obligation of Lessee under this Lease. Failure of the Leasehold Mortgagee to execute and deliver the new Lease to Lessor within ten (10) days after Lessor delivers same to Leasehold Mortgagee shall render the Leasehold Mortgagee's rights hereunder null and void.

                  (ii) Upon the execution of such new Lease, the Lessee named therein shall pay any and all sums which would at the time of the execution thereof be due under this Lease but for such termination and shall pay all expenses including, but not limited to, reasonable counsel fees, court costs and disbursements incurred by Lessor in connection with any default and termination, the recovery of possession of said premises, and the preparation, execution and delivery of the new Lease.

         (e) Any notice or other communication which Lessor shall desire or is required to give to or serve upon the holder of a Leasehold Mortgage on this Lease shall be in writing and shall be served in the same manner as upon Lessee as provided in Section 15.2, addressed to such holder at his address as


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set forth in such Leasehold Mortgage or in the last assignment thereof delivered to Lessor or at such other address as shall be designated by such holder by notice in writing given to Lessor.

         (f) The union of the interests of Lessor and Lessee herein shall not result in a merger of this Lease into the fee interest.

         If any Leasehold Mortgagee shall acquire title to Lessee's interest in this Lease, by foreclosure of a Leasehold Mortgage thereon or by assignment in lieu of foreclosure or by an assignment from a designee or wholly owned subsidiary corporation of such Leasehold Mortgagee, or under a new Lease pursuant to this Article, then such Leasehold Mortgagee shall be otherwise bound by this Lease, but may assign such Lease in accordance with the provisions of
Section 12.2 herein and shall thereupon be released from any and all liability for the performance or observance of the covenants and conditions in such Lease contained on Lessee's part to be performed and observed from and after the date of such assignment, provided that Lessor shall have received an executed counterpart of said assignment, together with the name and address of the assignee and further provided that Lessor also be sent an assumption by the assignee, all in recordable form.

                                      XII.
                                   ASSIGNMENT

12.1 BY LESSOR. This Lease shall be fully assignable by the Lessor or its assigns. In the event of the transfer and assignment by Lessor of its interest in this Lease and in the building constituting a part of premises to a person expressly assuming Lessor's obligations under this Lease, Lessor shall thereby be released from any further obligations hereunder, and Lessee agrees to look solely to such successor in interest of the Lessor for performance of such obligations. Any security given by Lessee to secure performance of Lessee's obligations hereunder may be assigned and transferred by Lessor to such successor in interest and Lessor shall thereby be discharged of any further obligation relating thereto.

12.2 BY LESSEE. Except as otherwise provided in this Section 12.2, Lessee may not assign this Lease or sublease the premises, in whole or in part, without the express written consent of Lessor, which consent shall not be unreasonably withheld. Lessor shall consent or withhold such consent by written notice to Lessee within thirty (30) days of Lessee's written request for Lessor's consent which request shall include the identity and financial statements for the current and two (2) preceding fiscal years of the proposed transferee, the proposed use, and the proposed assignment or sublease document. If Lessor fails to respond to Lessee's request within such 30-day period, Lessor shall be deemed to have consented to such assignment or subletting. It shall be unreasonable for Lessor to withhold its consent to an assignment or a subletting if (i) the proposed use by the transferee is a restaurant use consistent with uses at first-class retail centers in the greater Dallas area, (ii) the proposed use by the transferee does not violate any use restrictions or exclusive use rights then in effect at the Shopping Center, (iii) the proposed use by the transferee does not compete with another tenant then operating within the Shopping Center as determined by Lessor acting in a commercially reasonable manner, and (iv) the proposed assignee or subtenant is then operating at least ten (10) other similar facilities to the facility proposed to be operated by it in the premises and is of such financial standing and operational responsibility as to give reasonable assurance of the payment of all rental and other amounts reserved in this Lease and compliance with all of the terms, covenants, provisions and conditions of this Lease. Consent by Lessor to one or more assignments or subletting shall not operate as a waiver of Lessor's rights as to any subsequent assignments or subletting.



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Notwithstanding  anything to the  contrary  set forth  above,  in the event of a proposed assignment of this Lease or a proposed sublet of more than one-half (1/2) of the floor area of the premises (other than an assignment or subletting as permitted below without Lessor's consent being required), then Lessor shall be entitled to terminate this Lease at any time during the thirty (30) day period described above by delivering to Lessee written notice thereof, whereupon this Lease shall terminate and be of no further force or effect on the sixtieth
(60th) day after the delivery of said notice of termination; provided, however, in the event of such termination and as a condition to the effectiveness of such termination, Lessor shall pay to Lessee an amount equal to the Unamortized Costs, such amount to be paid in three (3) equal annual installments, the first such installment being due and payable one (1) year following such termination, and the remaining installments at twelve (12) month intervals thereafter. If Lessor fails to so terminate this Lease, the proposed subletting or assignment shall remain subject to Lessor's said approval right.

Notwithstanding the foregoing, no consent of Lessor shall be required for the assignment of this Lease or the subletting of any portion (or the whole) of the premises to any company now or hereafter affiliated with Lessee (including a subsidiary, affiliate or controlling corporation then meeting the requirement of the Securities Act of 1933 as to "control" in all of said instances) or to any company which may result from a merger or consolidation by or with Lessee, or to any company to which Lessee is selling all or substantially all of its operating assets. Any such assignment or subletting shall be subject to the use restrictions specified in Section 5.1. No such assignment or subletting shall release Lessee from any of its obligations with respect to this Lease. However, any such proposed assignee shall, promptly after securing the leasehold estate, deliver to Lessor an instrument whereby such company assumes all of the obligations of Lessee named herein.

Notwithstanding any assignment or subletting, except as hereinafter expressly provided, Lessee shall at all times remain fully responsible and liable for the payment of rent herein specified and for compliance with all of its other obligations under this Lease (even if future assignments and subletting occurs subsequent to the assignment or subletting by Lessee and regardless of whether or not Lessee's approval has been obtained for such future assignments and subletting). Moreover, in the event that the rental due and payable by a sublessee (or a combination of the rental payable under such sublease plus any bonus or other consideration therefor or incident thereto) other than a sublessee affiliated to Lessee as set out in the preceding paragraph exceeds the rental payable under this Lease, or if with respect to a permitted assignment, permitted license or other transfer by Lessee permitted by Lessor, the consideration payable to Lessee by the assignee, licensee or other transferee exceeds the rental payable under this Lease, then Lessor shall have the option (exercisable within the thirty (30) day period specified in Section 12.2 above) to require Lessee to pay Lessor all such excess rental and other excess consideration within ten (10) days following receipt thereof by Lessee from such sublessee, assignee, licensee or other transferee, as the case may be; provided, however, if Lessor exercises such option as to any assignment by Lessee as to which such option is applicable hereunder, Lessee shall be released from liabilities arising under this Lease after the end of the then current term of this Lease (whether the initial or a renewal) during which the assignment occurs. Finally, in the event of an assignment or subletting, it is understood and agreed that all rentals paid to Lessee by an assignee or sublessee shall be received by Lessee in trust for Lessor, to be forwarded immediately to Lessor without offset or reduction of any kind and upon election by Lessor such rentals shall be paid directly to Lessor (to be applied as a credit and offset to Lessee rental obligation). Notwithstanding the foregoing, to the extent consideration received by Lessee in connection with an assignment or subletting represents payment to Lessee for its equipment or unamortized cost of leasehold improvements, as fairly and reasonably allocated between such items and the value of the assignment or subletting, such consideration shall be retained by Lessee for its own account.



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12.3  ASSUMPTION  BY ASSIGNEE.  An assignment  made with Lessor's  consent or as otherwise permitted shall not be effective until Lessee delivers to Lessor an executed counterpart of such assignment containing an agreement, in recordable form, executed by the assignor and the proposed assignee, in which the assignee assumes the performance of the obligations of the assignor under this Lease.

                                      XIII.
                                  CONSTRUCTION

13.1 RESTAURANT FACILITY. Lessee shall, at Lessee's sole cost, risk and expense, construct, erect and diligently pursue completion of the restaurant facility on the premises, including without limitation, the restaurant building (with drive-through) not to exceed 5,000 square feet, including mechanical and electrical facilities therein, parking areas, driveways and curbs, sidewalks, lighting, service area screening around the building paid, signage, landscaping and all other facilities and improvements on the premises. Lessee's work shall also include all site work necessary to provide a buildable pad for the building which is of a compaction which meets generally accepted architectural and engineering standards and building codes of the City of The Colony, any ground work necessary to permit the pouring of the foundation of the building, such work as is necessary to extend utilities from the boundary of the premises, such work necessary to correct any elevation and soil fill requirements and compact with correct moisture content, and erosion control as required, all as to be more particularly described int he plans and specifications. The restaurant facility shall be constructed in a good and workmanlike manner, subject to Sections 2.3 and 2.4 of the Declaration and in accordance with plans and specifications approved by Lessor as hereinafter provided and in accordance with all applicable laws, regulations, ordinances, rules, standards and guidelines of any governmental authority having jurisdiction over construction of improvements on the premises.

13.2 PLANS AND SPECIFICATIONS. Prior to the commencement of construction, Lessor shall have the right to approve Lessee's plans and specifications for all improvements and any subsequent alterations to the premises, which approval shall not be unreasonably withhold. Lessee's plans and specifications shall include plans and specifications for any buildings or structures to be constructed on the premises, site plans showing parking areas and driveways and plans and specifications for any exterior signage and landscaping. Lessee's plans and specifications will be fashioned similarly to the existing prototype store at Valley Ranch, with the exception of materials necessary for uniformity per requirements of the Declaration. If Lessor fails to respond to Lessee's written request for approval within thirty (30) days after receipt of Lessee's final construction plans and specifications, Lessor's approval shall be deemed granted. Lessee shall, when Lessee's work is substantially completed, furnish Lessor with an accurate "as-built" plan of the improvements as constructed, initialed by Lessee's architect and/or all contractors and subcontractors performing the work, which plans shall be incorporated into this Lease by this reference for all intents and purposes.

13.3 Lessee's Responsibility for All Costs of Performing Lessee's Work. Lessee shall be responsible, at Lessee's sole cost and expense, for the full cost of performance of Lessee's work. Lessee shall have no authority, express or implied, to create or place any lien or encumbrance of any kind or nature whatsoever upon, or in any manner to bind the interest of Lessor in the premises or to charge the rentals payable hereunder for any claim in favor of any person dealing with Lessee, including those who may furnish materials or perform labor for any construction or repairs. Rather, each such claim shall affect and each such lien shall attach to, if at all, only the leasehold interest granted to Lessee by this Lease and shall be inferior and subject to the rights, title and interests of Lessor. Any right or authority given



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hereunder to Lessee in accordance  with any of the provisions of this instrument to erect or cause to be erected, the buildings and improvements on the premises, or to make any alterations or repairs to said buildings and improvements, shall not constitute an express or implied agency in Lessee to bind Lessor's interest in any way, any relationship between the parties hereto, except that of Lessor and lessee, being expressly negatived. Lessee covenants and agrees that it will pay or cause to be paid all sums legally due and payable by it on account of any labor performed on the premises on which any lien is or can validly and legally be asserted against its leasehold interest in the premises or the improvements and that it will save Lessor harmless from any claim, lien, or encumbrance against the rights, title and interest of Lessor in the premises arising with respect to Lessee's work.

                                      XIV.
                          DIRECTION OF TENANTS ENERGIES

14.1 Lessee acknowledges that Lessee's monetary contribution to Lessor (in the form of rentals) and Lessee's general contribution to commerce within the Shopping Center (also important in Lessor's determination to execute this Lease with Lessee) will be substantially reduced if during the term of this Lease, either Lessee or any person, firm or corporation, directly or indirectly controlling, controlled by or under common control with Lessee shall directly or indirectly operate, manage, conduct or have any interest in a competing restaurant establishment within commercial proximity of the Shopping Center. Accordingly, Lessee agrees that if during the term of this Lease, either Lessee or any person, firm or corporation, directly or indirectly controlling, controlled by or under common control with Lessee (and also, in the event Lessee is a corporation, if any officer or director thereof or shareholder owning more than ten percent (10%) of the outstanding stock thereof, or parent, subsidiary or related or affiliated corporation) either directly or indirectly commences operation of a Fresh 'N Lite restaurant or any other particular restaurant operation from time to time conducted in the premises as provided in compliance with Section 5.1 or Section 12.2 during the period of any such particular operation, within a straight line radius of one (1) mile of the Shopping Center which Lessee acknowledges is a reasonable area for the purpose of this provision, then in such event, the Basic Annual Rental shall be one hundred ten percent (110%) of the amount stipulated in Section 3.1 of this Lease.

The above adjustment in rental reflects the estimate of the parties as to the damages which Lessor would be likely to incur by reason of the diversion of business and customer traffic from the premises and Shopping Center to such other store within such radius, as a proximate result of the establishment of such other store. This provision shall not apply to any existing store presently being operated by Lessee as of the date hereof or to any store existing at the time of any change of use of the premises under Section 5.1 or Section 12.2, provided there is no increase in the size, merchandise mix or trade name of such commercial establishment. Finally, Lessee agrees that Lessor may waive, for any reason whatsoever, all rights granted to Lessor pursuant to this Section 14.1, and may sever this section from the remainder of this Lease (thereby keeping the remainder of this Lease unmodified and in full force and effect).

                                       XV.
                                  MISCELLANEOUS

15.1 INDEPENDENT OBLIGATIONS. Except as may be expressly provided in this Lease, Lessee shall not for any reason withhold or reduce Lessee's required payments of rentals and other charges provided in this Lease, it being agreed that the obligations of Lessor under this Lease are independent of Lessee's obligations except as may be otherwise expressly provided. The immediately preceding sentence


d
                                       153
shall not be deemed to deny Lessee the ability of pursuing all rights granted it under this Lease or at law however, at the direction of Lessor, Lessee's claims in this regard shall be litigated in proceedings different form any litigation involving rental claims or other claims by Lessor against Lessee (i.e. each party may proceed to a separate judgment without consideration, counterclaim or offset as to the claims asserted by the other party).

15.2 NOTICES. All notices, demands and communications provided herein shall be served by registered or certified United States mail, available express mail carrier (such as Federal Express, Emery, Airborne, etc.) return receipt requested or by facsimile (with subsequent mail or express delivery) transmitted to the following address or number or to such other address(es) or number as Lessor and Lessee may advise each other in writing.

         LESSOR:           Robert M. Farrell Development, Ltd.
                           8235 Douglas Avenue, Suite 950
                           Dallas, Texas 75225
                           Facsimile No. 214-360-1716


         COPY TO:          Charles D. Tuttle, Esq.
                           5968 W. Northwest Highway, Suite 1532
                           Dallas, Texas 75225
                           Facsimile No. 214-891-9696

         LESSEE:           Fresh 'n Lite, Inc.
                           2804 Judson Road
                           Longview, Texas 75605
                           Attn: Stanley L. Swanson
                           Facsimile No. 903-663-5525

         COPY TO:          Curtis Swanson
                           3218 Page Road
                           Longview, Texas 75605
                           Facsimile No. 903-234-8399

15.3 CONSTRUCTION. In an event that any of the provisions of this Lease shall by court order be held invalid or in contravention of any of the laws of the United States or of any state barring jurisdiction over the subject matter or of any dispute arising under it, such invalidation shall not serve to affect the remaining portion of this Lease. This Lease shall be governed by and construed in accordance with the laws of the State of Texas.

15.4  SUCCESSORS.   This  contract  shall  bind  Lessor  and  Lessee  and  their successors, heirs, assigns, administrators, and legal representatives, as the case may be, except as otherwise herein expressly provided.

15.5 RECORDING. Upon request of either party, the parties shall execute a short form of this Lease on a written document witnessed and acknowledged in a form capable of being recorded in the public records of Bexar County, Texas. Lessee shall not record this Lease without prior written consent of Lessor.

15.6   COUNTERPARTS.   This  agreement  is  being  executed   simultaneously  in
counterparts, any one of which shall be deemed an original.

15.7 NO AGENCY. The parties hereto agree that the business relationship created by this Lease is solely that of Lessor and Lessee. Nothing contained in this Lease shall make Lessee an agent, legal representative, partner, subsidiary, joint venturer, or employee of Lessor. Lessee shall have no right or power to, and shall not bind or obligate Lessor in any way, manner or thing whatsoever, nor represent that it has any right to do so.

15.8 TIME OF THE ESSENCE. Time shall be of the essence in every part of this Lease.

15.9 BINDING EFFECT. This agreement shall become immediately binding on the parties to this Lease on the date the last party signs it, notwithstanding that the terms of this Lease shall commence upon a future date.

15.10 HEADINGS. The headings of the paragraphs and subparagraphs are inserted solely for the convenience of reference and shall not constitute a part of this Lease, nor limit, define or describe the scope or intent of this Lease.

15.11 JOINT AND SEVERAL LIABILITY. If Lessee or Lessor are more than one person, each individual's liability under this Lease shall be joint and several.

15.12 CONSENTS. In all circumstances under this Lease where the prior consent of one party (the "consenting party"), whether it be Lessor or Lessee, is required before the other party (the "requesting party)" is authorized to take any particular type of action, such consent shall not be withheld in a wholly unreasonable and arbitrary manner however, the requesting party agrees that its exclusive remedy if it believes that consent has been withheld improperly shall be to institute litigation either for a declaratory judgment or for a mandatory injunction requiring that such consent be given (with the requesting party hereby waiving any claim for damages, attorneys, attorneys fees or any other remedy unless the consenting party refuses to comply with the court order or judgment requiring it to grant its consent).

15.13 LIABILITY OF LESSOR. The liability of Lessor to Lessee for any default under the terms of this Lease shall be limited to the interest of Lessor in the premises and Lessor shall not be personally liable for any deficiency. This clause shall note be deemed to limit or deny any remedies which Lessee may have in the event of default by Lessor hereunder which do not involve the personal liability of Lessor.

15.14    DEFINITIONS.

         (a) The term "Lessor" as used in this Lease shall mean the owner in fee of the premises for the time being, or the owner of the leaseholder estate created by any underlying lease, or mortgagee of the fee or of such underlying lease in possession for the time being, so that in the event of any sale or sales of the premises, or of the making of any such underlying lease and the leasehold estate created by it, the seller, lessor, transferor or assignor shall be and is hereby


d
                                       155
         entirely   freed  and  relieved  of  all   agreements,   covenants  and
         obligations of Lessor herein and it shall be deemed and construed without further agreement between the parties or their successors in interest or between the parties and the purchase, lessee, transferee or assignee has assumed and agreed to carry out any and all agreements, covenants and obligations of Lessor under this Lease.

         (b) The term "Lessee" shall mean the Lessee named in this Lease, and from and after any valid assignment or sublease of Lessee's interest in this Lease pursuant to its provisions, the assignee or sublease of this Lease.

         (c) The term "building fixture" as used in the Lease means all equipment used in conjunction with the building, including, without limitation, heating, ventilating and air conditioning systems, water heaters or softeners and items of similar nature, but does not include Lessee's furniture, signage, trade fixtures, unattached kitchen equipment or other unattached, movable personalty.

         (d) The term "Effective Date" shall mean the date of execution of this Lease by both Lessor and Lessee (i.e., the latest of such dates of execution as noted below).

         (e) The term "Unamortized Cost" shall mean the unamortized hard costs of the initial construction of Lessee's restaurant building pursuant to
         Article XIII hereof (based on twenty-year straight-line depreciation), and including the cost of any additional improvements installed on the premises by Lessee (but specifically excluding (i) the cost of any repair and maintenance items which are typically treated as expenses for financial accounting purposes, (ii) the cost of Lessee's furniture, trade fixtures and inventory), and (iii) site improvements costs such as, but not limited to, parking areas, landscaping and other improvements outside of the building structure.

15.15 ESTOPPEL CERTIFICATES. Lessee and Lessor each agree within ten (10) days after written request to execute and deliver to the other estoppel certificates reasonably requested by Lessor or Lessor's mortgages or Lessee and Lessee's mortgages as to the status of this Lease, including without limitation whether any defaults exist, the date to which rental was last paid and similar matters.

15.16 COMMISSIONS. Lessor agrees to pay all commissions due in connection with the execution of this Lease. Lessee and Lessor represent and warrant to each other that such party has not had any dealings with any realtor, broker or agent in connection with this Lease or the negotiation hereof, other than Tricor International Realty Corp. and Lynn Dowdle of Trammell Crow Company, and each party agrees to defend, indemnify and hold the other party harmless from any cost, expense or liability, including reasonable attorney's fees, for any breach in this representation.

The Lessor and Lessee have respectively signed this Lease on the dates indicated below.

                                     LESSOR:

                                     ROBERT M. FARRELL DEVELOPMENT, LTD.,
                                     a Texas limited partnership


                                     By:
                                              Name:  Robert M. Farrell
                                              Title:  President
                                     Date:


                                     LESSEE:

                                              FRESH'N LITE, INC.,
                                              a Texas Corporation


                                       By:
                                              Name:  Robert M. Farrell
                                              Title:  President
                                      Date:


SCHEDULE OF EXHIBITS

Exhibit "A"                -     Legal Description of Land
Exhibit "A-1" "A-2"        -     Legal Description/Site Plan of Shopping Center
Exhibit "B"                -     Easements, Conditions and Restrictions
Exhibit "C"                -     Easements

                                   Exhibit "A"                GF-Number 97R00830


BEING a tract of land situated in the T. WILSON SURVEY ABSTRACT NO. 1352, Denton County, Texas and being a portion of Lot 3, Block 1 of COLONY PLAZA ADDITION, an addition to the City of The Colony, according to the plat recorded in Cabinet L, Page 388 of the Plat Records of Denton County, Texas (PRDCT) and being more particularly described as follows:

BEGINNING at a 5/8 inch iron rod found in the northerly right-of-way line of STATE HIGHWAY 121 (variable width right-of-way), said iron rod being the most easterly southeast corner of said Lot 3;

THENCE along the northerly right-of-way line of said STATE HIGHWAY 121 and the southerly line of said LOT 3, South 61 degrees 20 minutes 23 seconds West a distance of 125.00 feet to a 1/2 inch rod set for corner;

THENCE departing the northerly right-of-way line of said STATE HIGHWAY 121 and the southerly line of said LOT 3, North 28 degrees 32 minutes 47 seconds West a distance of 320.92 feet to an "X" in concrete set in the common line of said Lot 3 and Lot 7, of said Block I;

THENCE along the common line of said LOT 3 of said LOT 7 as follows:

North 61 degrees 27 minutes 13 seconds East a distance of 93.00 feet to an "X" in concrete set for the most southerly southwest corner of LOT 8 of said BLOCK 1;

North 28 degrees 32 minutes 48 seconds West a distance of 140.80 feet to an "X" in concrete set for the most southerly southwest corner of LOT 8 of said BLOCK 1;

THENCE along the common line of said LOT 3 of said LOT 8 North 61 degrees 27 minutes 12 seconds East a distance of 32.00 feet to a 1/2 inch iron rod set in the Easterly line of said BLOCK 1;

THENCE along the easterly line of said LOT 3 and the easterly line of said BLOCK 1, South 28 degrees 32 minutes 47 seconds East a distance of 461.47 feet to the POINT OF BEGINNING.

CONTAINING within these metes and bounds 1.024 acres or 44,605 square feet of land more or less.

                                     [GRAPH]


d-539341.1
                                      A - 2

                                     [GRAPH]



d-539341.1
                                      A - 3

                                   EXHIBIT "B"


                                TITLE EXCEPTIONS

1. Restrictive covenants recorded in Volume 2375, page 676 as amended in Volume 2748, Page 784 and under County Clerk's File no. 93-R0078765 and in Volume 2418, Page 220 and under Clerk's File Nos. 95-R0077858 and 95-R0077859 of the Deed Records of Denton County, Texas.

2. Easement for electric transmission and/or distribution line granted to Texas Power & Light Company and Denton County Electric Cooperative, by Centex Development Company, by instrument dated 5/4/90, filed 7/25/90, recorded in Volume 2820, Page 457 of the Deed Records of Denton County, Texas, and as shown on survey prepared by B.J. Elsam, RPLS No. 4581, dated 11/14/95.

3. Terms, conditions and stipulations of that certain Easement Agreement by and between Centex Development Company, L.P., and The City of The Colony, dated 12/4/95, filed 12/14/95, recorded under Clerk's File No. 95-R0077860 of the Deed Records of Denton County, Texas.

4. Terms, conditions and stipulations of that certain Reciprocal Access Easements Agreement by and between Colony Blair Oaks, Ltd., and J&J Beverage Co., Inc., dated 12/7/95, filed 12/14/95, recorded under Clerk's File No. 95-R0077857 of the Deed Records of Denton County, Texas.

5. Deed of Trust and Security Agreement dated January 4, 1996 recorded in Deed Records, Denton County, Texas, securing payment of $3,930,000 Promissory Note payable to Bank One, Texas, National Association.

                                   EXHIBIT "C"


III.     EASEMENTS

         3.1 Ingress, Egress and Parking: Each Owner, as grantor, hereby grants to the other Owners, their respective tenants, contractors, employees, agents, customers, licensees and invitees of such tenants, for the benefit of each Parcel belonging to the other Owners, as grantees, a nonexclusive easement for ingress and egress by vehicular and pedestrian traffic and vehicular parking upon, over and across that portion of the Common Area located on the grantor's Parcel(s), except for those areas devoted to Service Facilities or drive up or drive through customer service facilities. The reciprocal rights of ingress and egress set forth in this Section 3.1 shall apply to the Common Area for each Parcel as such area shall be increased pursuant to Section 2.2 above.





                                      C-1